EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of PEDEVCO Corp. on Form S-8 of our report dated March 15, 2024, with respect to our audits of the consolidated financial statements of PEDEVCO Corp. as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 appearing in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2023.

Houston, TX

September 11, 2024